77I

The Massachusetts Investors Trust fund, a stand-alone series, established a new class of shares as described in the supplement contained in Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2000. Such description is incorporated herein by reference.